NETSPEAK PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") is made as of June 17, 1998 (the "Agreement Date") by and between NetSpeak Corporation, a Florida corporation, having a place of business at 902 Clint Moore Road, Suite 104, Boca Raton, FL 33487 ("NetSpeak") and Access Power, Inc. having a place of business at 10033 Sawgrass Drive West Suite 100 Ponte Vedra Beach, Florida, USA 32082 ("Customer").

     NOW THEREFORE, in consideration of the mutual covenants and promises herein, the parties agree as follows:

     "NetSpeak Product(s)" shall mean the hardware, software, firmware, combination thereof or services listed on the attached
Schedule A. NetSpeak may at any time update, revise or discontinue any Product(s).

     "Port" means a connection from the Gateway Software that can be accepted by any NetSpeak Product. The maximum number of ports of a NetSpeak Product is the maximum number of connections from the Software that the NetSpeak Product can utilize simultaneously. For example, ten (10) T1 gateways have 240 PSTN ports. The GRS, EMS and other future NetSpeak Corporation products based on port licensing would use 240 ports as the standard for calculating the licensing fee for that product.

1.   PURCHASE TERMS AND CONDITIONS

     (a) ORDERING. Customer will purchase units of the NetSpeak Products by issuing a written purchase order indicating model number and quantity of each NetSpeak Product desired, the price, and requested delivery date. All purchase orders shall be dated, uniquely numbered for identification, reference this Agreement, incorporate the terms and conditions of this Agreement and be signed by a duly authorized representative of Customer. The terms and conditions of this Agreement prevail regardless of any conflicting terms or conditions on Customer's purchase order. Purchase orders must be received by NetSpeak at least 14 business days prior to the requested delivery date specified on the order, and during the term of this Agreement. All such purchase orders and delivery dates are subject to written acceptance by NetSpeak and shall be deemed accepted if in accordance with the terms of this Agreement and are not rejected in writing by the NetSpeak within seven (7) business days of receipt thereof.

     (b) PRICES. The list price for the NetSpeak Products shall be as determined by NetSpeak in its discretion and may be changed by NetSpeak at its sole discretion at any time. All prices are exclusive of any sales, usage, import, excise, and other taxes (except those specified based upon NetSpeak's net income), shipping, maintenance & support, dongles and insurance. Such items, including any withholding taxes on royalty fees and other costs, when applicable, shall appear as separate items on NetSpeak's invoices, and shall be paid by Customer.

     (c) PAYMENT. All payment shall be made in U.S. currency in the United States and shall be due within thirty (30) days after delivery or date of invoice, whichever is later. For the initial purchase of products that are identified herein as

          Exhibit A the special payment terms noted therein will apply for this initial purchase and all subsequent orders will assume the standard payment terms described within this section. If at any time Customer is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, NetSpeak may, in its discretion, withhold shipment (including partial shipment) of any order or may, at its option, require Customer to pay C.O.D. for further shipments. A service charge of one and one-half percent (1.5%) per month (or the maximum rate permitted by law) may be assessed by NetSpeak on payments more than ten (10) days past due.

     (d) SOFTWARE. The terms and conditions by which Customer may copy, use or transfer any program code, including object code, source code or firmware, hereafter referred to as "Software", contained within the NetSpeak Products are set forth in the Program License Agreement accompanying the NetSpeak Product(s) and similar to that set forth in Schedule B. In the event of a conflict between the terms and conditions contained herein and such Program License Agreement, the terms and conditions of the Program License Agreement are controlling as to any Software contained within the NetSpeak Product(s). Where license fees are based on the total maximum number of Ports available with a NetSpeak Product, Customer may utilize the Software on different computer simultaneously, up to the maximum number of Ports purchased. The Software is protected by the copyright and patent laws of the United States and international copyright treaties and is licensed not sold. Customer may transfer its rights in the software to a third party provided the third party agrees to the same terms and conditions as contained herein and Customer does not use or retain any copy of the NetSpeak Product so transferred.

     (e) TRANSFER/RESALE OF NETSPEAK PRODUCTS. Customer may transfer its rights in the NetSpeak Product(s) to a third party provided: i) the third party agrees to the same terms and conditions as contained herein ii) Customer does not use or retain any copy of the NetSpeak Product transferred, and
          iii) all software is transferred in original, unmodified form and accompanied by the appropriate Program License Agreement. No further compensation is due to NetSpeak for such subsequent transfers. Any subsequent. purchaser for value does not receive any title or ownership in the NetSpeak software only a license to use as set forth herein.

2.   RESCHEDULING, SHIPMENT AND DELIVERY

     (a) RESCHEDULING. During the first thirty (30) days following the receipt of Customer's purchase order by NetSpeak, Customer may reschedule the delivery date for such purchase order without penalty to a date not later than sixty (60) days following the original scheduled delivery date. Purchase orders may not be rescheduled more than once. The rescheduling does not apply for products that are specified to be ordered and shipped by June 30, 1998 according to schedule A attached hereto

     (b) SHIPPING DATES. NetSpeak will provide to Customer an anticipated scheduled delivery date for each purchase order within three (3) business days after acceptance of the purchase order. NetSpeak will attempt to deliver the NetSpeak Products by the requested delivery date, subject to restrictions in manufacturing, scheduling, material and production availability. NetSpeak will notify Customer of any significant delays in delivery as soon as NetSpeak becomes aware of such delay. If deliveries are made in installments, each shipment shall be paid for when due without regard to the other scheduled deliveries. In the event NetSpeak notifies Customer of a delay of five (5) or more days in the scheduled delivery date, Customer shall have the right to reschedule the delivery date within sixty (60) days of the originally requested delivery date.

     (c) FREIGHT CHARGES. Delivery shall be made F.O.B at NetSpeak's plant of manufacture. Customer shall be responsible for all freight, handling and insurance charges. Unless given written instruction to the contrary, NetSpeak shall be responsible for and shall select the carrier for all shipments. In no event shall NetSpeak have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of NetSpeak.

     (d) SECURITY INTEREST. Title to and risk of loss or damage shall pass from NetSpeak to Customer upon delivery to common carrier or Customer's representative at the F.O.B. point. Delivery shall be deemed made upon transfer of possession to the carrier. Customer grants to NetSpeak a security interest in the NetSpeak Products purchased under this Agreement to secure payment for those NetSpeak Products purchased. If requested by NetSpeak, Customer agrees to execute financing statements, or other necessary documentation from time to time, to perfect this security interest.

3.   CUSTOMER COVENANTS AND REPRESENTATIONS

     Customer covenants to NetSpeak to:

     (a) keep NetSpeak informed as to any problems encountered with the NetSpeak Products and any resolutions arrived at for those problems.

     (b) comply with all export control laws and regulations of the United States Government, including, but not limited to 15 CFR Parts 370-799 Export Administration Regulations of the Department of Commerce, 22 CFR Parts 120-130 International Traffic in Arms Regulations of the Department of State, 31 CFR 500 Foreign Assets Control Regulations of the Department of the Treasury, and regulations issued under the authority of the Atomic Energy Act of 1954 by the Nuclear Regulatory Commission or the Department of Energy, or successor supplement or regulation. Customer shall not export, or allow to be exported or re-exported, any Proprietary Information, or NetSpeak Product in violation of any such restriction, law or regulation. Customer shall maintain applicable records about all exports, including showing compliance with the regulations pertaining to export to military entities or for military end-users, and shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the United States of all materials or items deliverable by NetSpeak to any location and shall demonstrate to NetSpeak compliance with all applicable export control laws and regulations prior to delivery thereof by NetSpeak.

4.   LIMITED WARRANTY AND LIABILITY

     (a) NetSpeak warrants to Customer, and only to Customer, that all NetSpeak Products shall be free from material defects in materials and workmanship under normal and proper use, and shall substantially conform to the specification to be published by NetSpeak. The fact that the warranty runs only to Customer does not obviate NetSpeak's obligation to fulfill warranty claims by Customer which arise from claims by Customer's customers, although all warranty claims of such customers shall be asserted by Customer. Customer agrees not to make any other warranty commitment on NetSpeak's behalf beyond those in the foregoing limited warranty. Such warranty does not apply to units of the NetSpeak Products that have been mishandled, mistreated, used, maintained or stored in any manner other than in the conformity with NetSpeak's instructions. The warranty on all NetSpeak Products which can be identified by shipment will terminate ninety (90) days after the date of receipt of such NetSpeak Products by the Customer. With respect to all NetSpeak Products for which receipt documentation is not available, the warranty shall terminate ninety (90) days from the date of the manufacturing date code stamped on the NetSpeak Product.

     (b) Any claim under the warranty must be submitted before the end of the warranty period to NetSpeak at such address as NetSpeak provides Customer upon request. The units of the NetSpeak Products subject to a warranty claim must be securely packaged, insured, and shipped freight prepaid. Customer must obtain a return authorization number from NetSpeak before shipping any NetSpeak Product, and include a written description of the defect.

     CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTY SHALL BE REPLACEMENT OF OR (AT NETSPEAK'S OPTION ) REFUND FOR RETURNED NON-CONFORMING UNITS OF THE NETSPEAK PRODUCTS FOR WHICH FULL DOCUMENTATION AND PROOF OF NON-CONFORMITY IS PROVIDED TO NETSPEAK WITHIN NINETY (90) DAYS AFTER THE ORIGINAL NON-CONFORMING UNITS ARE RECEIVED BY PURCHASER. EXCEPT FOR THE FOREGOING, NO OTHER REPRESENTATIONS OR WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF WORKMANSHIP, MERCHANTABLITY, FITNESS FOR PARTICULAR PURPOSE, DURABLITY OR NON-INFRINGEMENT ARE MADE BY NETSPEAK WITH REGARD TO THE NETSPEAK PRODUCTS. ALL TERMS AND CONDITIONS OF THE UNIFORM COMMERCIAL CODE REGARDING EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHICH MAY APPLY TO THE NETSPEAK PRODUCT(S) ARE HEREBY SPECIFICALLY DISCLAIMED. NETSPEAK HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE. IN NO EVENT WILL NETSPEAK BE LIABLE FOR ANY DAMAGES CAUSED BY EITHER PARTY'S FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER, OR FOR ANY LOST PROFITS OR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF NETSPEAK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (c) In the event that any NetSpeak Product is returned to NetSpeak under the provisions of this Section, NetSpeak will use commercially reasonable efforts to repair or replace such NetSpeak Product, at NetSpeak's sole expense, within ten (10) business days of the receipt of such NetSpeak Product by NetSpeak. Transportation costs incurred with respect to the return of such NetSpeak Product shall be borne by Customer when returned to NetSpeak, and by NetSpeak when returned to Customer. NetSpeak Products repaired by the NetSpeak under the warranty provisions hereof shall be warranted for a period of ninety (90) days or the remainder of the original warranty period, whichever is greater.

     (d) If Customer wishes to have any NetSpeak Product repaired other than under the warranty provisions herein, NetSpeak agrees to repair such NetSpeak Product at NetSpeak's then-current standard published repair rates (without discounts), and Customer shall reimburse NetSpeak for all travel, room, board or other expenses incurred by NetSpeak in connection therewith.

5.   GENERAL

     5.1 ASSIGNMENT. This Agreement shall not be assigned by either party without the advance written consent of the other, which consent both parties agree will not be unreasonably withheld; provided, however, that either party may assign this Agreement in its entirety to a successor to all or a substantial portion of its business or, to a purchaser of all of NetSpeak's rights in any NetSpeak Product. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

     5.2 ENTIRE AGREEMENT. This Agreement, and the exhibits hereto, constitute the entire Agreement between the parties with respect to its subject matter; except as provided herein, all prior agreements, representations, statements, negotiations and undertakings, with respect to such subject matter are terminated and superseded hereby.

     5.3 AMENDMENTS. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party.

     5.4 CONSENT TO BREACH NOT WAIVER. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     5.5 SEVERABILITY. In the event any provision of this Agreement is held illegal, void or unenforceable, to any extent, in whole or in part, as to any situation or person, the balance shall remain in effect and the provision in question shall remain in effect as to all other persons or situations, as the case may be.

     5.6 RESTRICTIVE RIGHTS LEGENDS. If Purchaser is acquiring any NetSpeak Product in the form of object, source or other computer programming code on behalf of any unit or agency of the U.S. Government, the following shall apply:

          (i) For units of the Department of Defense, use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause at DFAR 252.227-7013;

          (ii) For any other unit or agency use, reproduction or disclosure is subject to the restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19, and the limitations set forth in NetSpeak's standard commercial agreement for this software. Contractor/manufacturer is NetSpeak Corp., 902 Clint Moore Road, Suite 104, Boca Raton, FL 33487

     5.7 GOVERNING LAW. This Agreement shall be deemed to have been made in the State of Florida, and shall be governed by and construed in accordance with the laws of the State of Florida, exclusive of its rules governing choice of law and conflict of laws.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Agreement Date.

NetSpeak Corporation               Purchaser



_____________________________      _______________________________
By                                 By

_____________________________      _______________________________
Name                               Name:  Glenn Smith

_____________________________      _______________________________
Title                              Title

_____________________________      _______________________________
Date                               Date

                                                                   SCHEDULE A

       GATEWAYS                        Quantity      Delivery Date            Price               Extended
       --------                        --------      -------------            -----               --------
T1 WGX (Bundled Price)                       17         6/30/98            $ 30,584.00      $     519,928.00
Dual T1 (Bundled Price)                       4         6/30/98            $ 60,341.60      $     241,366.40
Triple T1 (Bundled Price)                     2         6/30/98            $ 79,917.50      $     159,835.00
Quad T1 (Bundled Price)                       1         6/30/98            $ 97,223.24      $      97,223.24
E1 WGX (Bundled Price)                        2         6/30/98            $ 30,584.00      $      61,168.00

                                                                                            $   1,079,520.64

                                                    Number of Ports         Price per port
GRS ports                                 90065         6/30/98         $ 240 per port included above
EMS ports                                 90065         6/30/98         $ 240 per port included above
ITEL Call Center (software) - Supplied free of charge for internal          $             -
                                                                            ---------------
                                evaluation purposes                         $  1,079,520.64
                                                                            ---------------
Maint. & Support 12 Month        (Refer to Schedule C)            8.0%      $     86,361.65
                                                                            ---------------
Includes Hardware & Software Upgrades 12 months                             $  1,165,882.29

Sales Tax                                                         6.0%      $     69,952.94
Delivery (included for initial shipment to Jacksonville, FL)                $             -
-------------------------------------------------------------------------------------------
Total                                                                       $  1,235,835.23
===========================================================================================

Terms of Payment

                 150,000.00 upon execution of contract
                  50,000.00 60 Days from Shipment
                 100,000.00 120 Days from Shipment
                 100,000.00 150 Days from Shipment
Final Payment    835,835.23 180 Days from Shipment
________________________________________

                  1,235,835.23
==============================
             Upon Access Power
  receiving additional capital
     funding then all payments
               will become due
                   immediately

Attached is the agreed upon pricing for future related products

FUTURE PRICING                          PRODUCT NUMBER          WGX Only Price                 Per Port Includes
                                                                                                  WGX, GRS, EMS
----------------------------------------------------------------------------------------------------------------

T1 Gateway                                WGX/241PTT           $    26,229.00                           1,573
Dual T1 Gateway                           WGX/481PTT           $    51,438.00                           1,470
Triple T1 Gateway                         WGX/721PTT           $    64,080.00                           1,370
Quad T1 Gateway                           WGX/961PTT           $    73,920.00                           1,250
24 Port T1 analog Gateway                 WGX/241PTTA          $    26,229.00                           1,573
48 Port T1 analog Gateway                 WGX/481PTTA          $    51,438.00                           1,470
72 Port T1 analog Gateway                 WGX/721PTTA          $    64,080.00                           1,370
96 Port T1 analog Gateway                 WGX/961PTTA          $    73,920.00                           1,250
E1 Gateway                                WGX/301PTE           $    32,790.00                           1,573
Dual E1 Gateway                           WGX/601PTE           $    59,400.00                           1,470
Triple E1 Gateway                         WGX/901PTE           $    80,100.00                           1,370
Quad E1 Gateway                           WGX/1201PTE          $    92,400.00                           1,250
30 Port E1 analog Gateway                 WGX/301PTEA          $    32,970.00                           1,573
60 Port E1 analog Gateway                 WGX/601PTEA          $    59,400.00                           1,470
90 Port E1 analog Gateway                 WGX/901PTEA          $    80,100.00                           1,370
120 Port E1 analog Gateway                WGX/1201PTEA         $    92,400.00                           1,250

GRS (Required for Gateways)                                         $240 per port
EMS (Required for Gateways)                                         $240 per port

UPGRADES

   --------------------------------------------------------------------------
   |   All upgrades within a specific platform will be upgraded at a         |
   |   price to equal the per port price as if the upgraded unit was         |
   |   purchased from NetSpeak at the initial per port price plus shipping   |
   |   and dongle charges of $150 per unit.  For example a T1 to             |
   |   Dual T1 upgrade will include necessary components from NetSpeak       |
   |   to be shipped for a price of $25,209 plus $240 for each additional    |
   |   GRS and EMS port.                                                     |
   --------------------------------------------------------------------------

Other Server Products (Software Only)
-------------------------------------
Subscribed Account Mgmt.                                SAM1                   $10,000 for 20,000 Client
                                                                               Records for each computer that
                                                                               software is installed except
                                                                               redundant backup
For credit/debit/call duration                          SAM3                   $25,000 for unlimited license
                                                                               over first 20,000 records for
                                                                               each computer
Information Services                                    IS1                    $2500 for up to 1000 records
                                                        IS3                    $.50 for each client record
                                                                               (min. order 500
                                                                               records)
Credit Processing Services                              CPS1                   $6,000 per POS
Upgrade to write to EMS                                 CPS2                   $6000 per POS

Install/Deliver/Maint.
----------------------
Installation                                            $5000 plus Expenses
Delivery                                                $150 per WGX
Maintenance & Support                                   10% of Purchase

Standard Delivery                                       2 Weeks
-----------------

Additional Services
-------------------
Custom WebPhone (Logo interface)                        $10,000 per Phone
Client WebPhone                       SWP3.1            $10 per phone         All foreign languages
                                                                              that NetSpeak makes
                                                                              generally available

Min. WebPhone                         MWP               Unlimited No
                                                        Charge

Agreement Value
---------------
The minimum committed value of services and products under this agreement is $4,000,000 to be ordered and delivered no later than 24 months from the execution of this agreement. The initial order in regard to this agreement is specified above. The commitment of $4,000,000 becomes null and void in the event prices for products listed above shall increase. Access Power may purchase gateways from other suppliers that use NetSpeak technology during the term of this agreement. However, all server technology must be purchased exclusively from NetSpeak including the GRS, EMS, and other such products listed above or that become generally available from NetSpeak.

                              Schedule B

                NetSpeak Corporation License Agreement

               (Product Name) (Release Version Number)

BY INSTALLING AND RUNNING THIS SOFTWARE PROGRAM YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, DO NOT CONTINUE THIS INSTALLATION AND DELETE ANY PORTIONS OF THIS SOFTWARE ALREADY INSTALLED ON YOUR SYSTEM. ALL TERMS AND PROVISIONS HEREIN ARE RELATED TO THE INSTALLATION AND USE OF THE SOFTWARE IDENTIFIED IN SCHEDULE A


LICENSE GRANT
NetSpeak Corporation ("NetSpeak") grants to You a non-exclusive license under Copyrights to use its (Product Name/Release) software ("Software Product") on a single computer at any one time. The Software Product is "in use" on a computer when it is resident in memory (i.e., RAM) or when executable or other files are installed on the hard drive or other storage device of the computer. Where license fees are based on the total maximum number of ports available with a Software Product, You may utilize the Software Product on different computers simultaneously, up to the maximum number of ports licensed.


You may not, or may not permit other individuals to, copy, modify, translate, reverse engineer, decompile, disassemble, or create derivative works from the Software Product, or remove any proprietary notices or labels on the Software product, including copyright, trademark or patent pending notices.


SOFTWARE PRODUCT
NetSpeak reserves the right to at any time alter prices, features, capabilities, functions, licensing terms, release dates, general availability or any other characteristics of the Software Product as NetSpeak sees fit.


TITLE
Title, ownership rights, and intellectual property rights in and to the Software Product remain with NetSpeak. The Software Product is protected by the copyright and patent laws of the United States and international copyright treaties.


You acknowledge and agree that the Software Product contains proprietary and confidential information of NetSpeak. You agrees to protect the confidential and proprietary nature of the Software Product in the same manner that You protect Your own confidential information of like value, provided that You will in all cases use reasonable care to protect the Software Product.

LIMITED WARRANTY
NetSpeak warrants that the Software Product will perform substantially in accordance with the accompanying documentation for a period of ninety (90) days from date of first use. Some states and jurisdictions do not allow limitation on the duration of implied warranties, so the above limitation may not apply to you. Except as expressly provided herein there are no warranties, conditions or representations express or implied by statute, usage, custom of the trade or otherwise with respect to the Software Product licensed by Netspeak hereunder, including but not limited to, warranties or representations of workmanship, merchantability, suitability or fitness for a particular purpose, durability or noninfringernent. Without limiting the generality of the foregoing, Netspeak does not warrant that the Software Product will meet all of your needs or that operation of the Software Product will be error free. This limited warranty constitutes an essential part of this Agreement.


CUSTOMER REMEDY
NetSpeak and its suppliers' entire liability and your exclusive remedy shall be, at NetSpeak's option to either (a) refund the license fee, or (b) repair or replace the Software Product that does not meet NetSpeak's limited warranty. This limited warranty is void if failure of the Software Product has resulted from accident, abuse, or misapplication. Any replacement Software Product under the limited remedy will be warranted for the reminder of the original warranty period or thirty (30) days, which ever is longer.


LIMITATION OF LIABILITY
Under no circumstances and under no legal theory, whether in tort, contract, or otherwise, shall NetSpeak or any other person be liable for any direct, indirect, special, incidental, exemplary, punitive or consequential damages of any character including, without limitation, damages for loss of goodwill, work stoppage, computer failure or malfunction, or any and all other commercial damages or losses, even if NetSpeak has been advised of the possibility of such damages. In no event will NetSpeak be liable for any damages whatsoever in excess of the amount paid for the Software Product that is the subject matter of the claim or that is directly related to the cause of action.


TERM
This Agreement shall become effective upon your installation of the Software Product and shall terminate automatically upon breach of this Agreement by you, if any. NetSpeak may terminate this Agreement at any time, for any reason, however, NetSpeak may refund a prorated portion of the license fee upon any such termination, at NetSpeak's discretion.


MISCELLANEOUS
If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by and construed under Florida law, except as pre-empted by United States Federal law. The application the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

You shall comply with all export regulations pertaining to the Software Product in effect from time to time. In particular, without limiting the generality of the foregoing, You hereby warrant that you will not directly or indirectly export, re-export or transship the Software Product or such other information, media or products in violation of or otherwise in contravention of the export laws, rules and regulations.

U.S. GOVERNMENT RESTRICTED RIGHTS
Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52,227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252,227-7013, and in similar clauses in the NASA FAR Supplement.


CUSTOMER SUPPORT
Unless you have entered into a separate support and maintenance agreement with NetSpeak, you shall receive technical support during he term of the warranty period set forth above in accordance with the NetSpeak software support policy in effect for the Software Product. For technical support related to the Software Product call NetSpeak Corp. at (561) 998-8700.

                              Schedule C

              NETSPEAK MAINTENANCE AND SUPPORT AGREEMENT

     This Maintenance and Support Agreement (this "Agreement") is made as of June 17, 1998 (the "Agreement Date") by and between NetSpeak Corporation, a Florida corporation, having a place of business at 902 Clint Moore Road, Suite 104, Boca Raton, FL 33487 ("NetSpeak") and _Access Power, Inc. having a place of business at 10033 Sawgrass Drive West Suite 100 Ponte Vedra Beach, Florida, USA 32082 ("Customer").

     NOW THEREFORE, in consideration of the mutual covenants and promises herein, the parties agree as follows:

     "NetSpeak Product(s)" shall mean the hardware, software, firmware, combination thereof or services listed on the attached
Schedule A. NetSpeak may at any time update, revise or discontinue any Product(s).

1.   MAINTENANCE OBLIGATIONS AND FEES

     1.1 NetSpeak shall provide to Customer the maintenance and support services set forth in Section 1.2 herein, subject to Customer's payment of the sum of eight percent (8%) of the total purchase price of NetSpeak Products to be serviced for the initial twelve month period following delivery of the NetSpeak Products. In return, as part of the maintenance and support services, NetSpeak shall provide to Customer all enhancements, upgrades, and subsequent releases to both the hardware and software comprising the NetSpeak Products for which support fees have been paid. Thereafter, for each subsequent twelve month period following the one year anniversary of delivery of the NetSpeak Products and subject to Customer's payment of the sum of ten percent (10%) of the total purchase price of NetSpeak Products to be serviced, NetSpeak shall provide to Customer the maintenance and support services set forth below. NetSpeak shall invoice Customer for the maintenance and support fee forty-five (45) days prior to the expiration of the then current warranty period.
Such invoice shall be due and payable by Customer within the 30-days from the date of such invoice in order to maintain continuous warranty and support services. Customer may terminate the maintenance and support subscription set forth herein upon ninety (90) days written notice to NetSpeak, provided however, that if Customer subsequently requests to NetSpeak to provide maintenance and support services, Customer will be obligated to purchase retroactively all previously unpurchased support periods, in addition to then current maintenance and support period. If for any reason Customer has not fulfilled its payment obligation set forth in Section 1.1 of this Agreement for more than thirty (30) days, NetSpeak shall have authority to terminate any maintenance or service obligations hereunder.

     1.2 NetSpeak shall provide support and maintenance to Customer with respect to each NetSpeak Product for the periods of time which Customer has satisfied the payment obligation set forth in Section
1.1. Support and maintenance shall include (i) all error correction, maintenance modifications and minor releases necessary for the NetSpeak Products to perform to their original specifications; (ii) telephone help service staffed by qualified representatives of NetSpeak available to Customer five (5) days per week and eight (8) hours per day including direct call service or through electronic paging; (iii) the repair of any error or defect in the NetSpeak Product and/or replacement of nonrepairable Licensed Products, but

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specifically excluding any third party hardware other than in the initial purchase for delivery by June 30,1998 whether purchased separately by Customer or through NetSpeak. These support and maintenance services include all enhancements, upgrades, new versions or subsequent releases of the NetSpeak Products that add new features or functionality.

     1.3 NetSpeak shall provide to Customer telephone help line service and an electronic mail address by which Customer may ask questions and/or notify NetSpeak of any technical problems, program errors, or defects which cause the NetSpeak Products not to perform up to their technical specifications. Customer shall provide sufficient information to enable NetSpeak to evaluate and verify the existence of an error in one of the NetSpeak Products, hereafter an "Incident." Following notice by Customer of an Incident and verification of the same by NetSpeak, NetSpeak will assign a Severity Level to the Incident, in accordance with the categories defined below. NetSpeak shall respond to the Incident within the time limit set forth below and address the nature of the Incident so that the NetSpeak Products perform in accordance with their written user instructions and technical specifications.

     1.4 If, upon investigation, it is determined that the Incident is not caused by a nonconformance of any of the Licensed Products, Customer agrees to pay all cost incurred by NetSpeak related to the Incident, including all reasonable travel and living expenses, an administrative charge equal to twenty percent (20%) of the total travel and living expenses incurred by NetSpeak due to the Incident, and an hourly rate for technical assistance rendered in relation to the Incident, according to the following rates:

     Technician          $90/hour
     Engineer            $120/hour
     Principal Engineer  $150/hour

     1.5 For so long as Customer performs the payment obligations set forth in Section 1.1 to obtain Maintenance and Support for a NetSpeak Product, NetSpeak agrees to deliver all Maintenance and Support to Customer, within the following timeframes based upon the Severity Level of the Incident:

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

     Severity 1:           Unable to use NetSpeak Product; Errors      Within four (4)business days, maximum
                           unavoidable; Major                          effort given until an
                                                                       feature/function not usable emergency
                                                                       fix or bypass is developed and
                                                                       available to be shipped to Customer;
                                                                       Critical situations may require
                                                                       Customer and NetSpeak to be at their
                                                                       respective work locations, or
                                                                       available, on an around the clock
                                                                       basis.

     Severity 2:           Severely restricted product use;            Within seven (7) business days
                           Considerable work around effort

     Severity 3:           Use of product with some restrictions       Within sixty (60) calendar days
                           Easily avoidable; Not detrimental to
                           user's data/media/output

     Severity 4:           Little or no impact; can be circumvented    At next release of NetSpeak Product

         The number of days indicated represents the time from verification of the Incident by NetSpeak until the correction or other resolution is received by Customer from NetSpeak.

     1.6 NetSpeak is not obligated to perform investigation and/or corrections of Errors to the extent reasonably found by NetSpeak to be either: (i) in other than a current release of a NetSpeak Product, provided that the newer release still complies with the applicable product specifications; (ii) caused by Customers negligence; (iii) caused by a modification to the NetSpeak Product by Customer, or their respective employees and contractors; or (iv) due to external causes such as, but not limited to, power failure or electric surges, harmful code including computer viruses and worms not present in the NetSpeak Product as delivered to Customer, or combination of the NetSpeak Product(s) with hardware or software with which the NetSpeak Product(s) were not intended to work. In addition, if, upon investigation, it is determined by the Parties that the Error reported by the Customer is not caused by non-conformance of a NetSpeak Product, Customer shall pay all costs reasonably incurred by NetSpeak in investigating, addressing and resolving the error, as applicable, including the hourly rates set forth above, as well as all reasonable travel expenses, and an administrative charge equal to five percent (5%) of such total travel expenses.

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2.   LIMITED WARRANTY AND LIABILITY

     (a) NetSpeak warrants to Customer, and only to Customer, that all maintenance and support services shall be free from material defects in materials and workmanship under normal and proper use, and shall substantially conform to the specification to be published by NetSpeak. The fact that the warranty runs only to Customer does not obviate NetSpeak's obligation to fulfill warranty claims by Customer which arise from claims by Customer's customers, although all warranty claims of such customers shall be asserted by Customer. Customer agrees not to make any other warranty commitment on NetSpeak's behalf beyond those in the foregoing limited warranty.

     (b) CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTY SHALL BE COMPLETION OF THE REQUIRED MAINTENANCE AND SUPPORT SERVICES. EXCEPT FOR THE FOREGOING, NO OTHER REPRESENTATIONS OR WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF WORKMANSHIP, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, DURABILITY OR NON-INFRINGEMENT ARE MADE BY NETSPEAK WITH REGARD TO THE NETSPEAK PRODUCTS. ALL TERMS AND CONDITIONS OF THE UNIFORM COMMERCIAL CODE REGARDING EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHICH MAY APPLY TO THE NETSPEAK PRODUCT(S) OR SERVICES PERFORMED HEREUNDER ARE HEREBY SPECIFICALLY DISCLAIMED. NETSPEAK HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE. IN NO EVENT WILL NETSPEAK BE LIABLE FOR ANY DAMAGES CAUSED BY EITHER PARTY'S FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER, OR FOR ANY LOST PROFITS OR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF NETSPEAK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

3.   GENERAL

     3.1 Assignment. This Agreement shall not be assigned by either party without the advance written consent of the other, which consent both parties agree will not be unreasonably withheld; provided, however, that NetSpeak may assign this Agreement in its entirety to a successor to all or a substantial portion of its business or, to a purchaser of all of NetSpeak's rights in any NetSpeak Product. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

     3.2 Entire Agreement. This Agreement, and the exhibits hereto, constitute the entire Agreement between the parties with respect to its subject matter; except as provided herein, all prior agreements, representations, statements, negotiations and undertakings, with respect to such subject matter are terminated and superseded hereby.

     3.3 Amendments. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party.

     3.4 Consent to Breach Not Waiver. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     3.5 Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, to any extent, in whole or in part, as to any situation or person, the balance shall remain in effect and the provision in question shall remain in effect as to all other persons or situations, as the case may be.

     3.6 Governing Law. This Agreement shall be deemed to have been made in the State of Florida, and shall be governed by and construed in accordance with the laws of the State of Florida, exclusive of its rules governing choice of law and conflict of laws.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Agreement Date.

NetSpeak Corporation             Customer



___________________________      ___________________________________
By                               By

___________________________      ___________________________________
Name                             Name:  Glenn Smith

___________________________      ____________________________________
Title                            Title

___________________________      ____________________________________
Date                             Date





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